Dryden Government Income Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									 May 26, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:Rule 24f-2 Notice for Dryden Government    Income Fund, Inc.
		File Nos. 002-82976 and 811-03712

	On behalf of the Dryden Government Income Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
						/s/									Grace C. Torres
							Treasurer